UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in

its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	“HAYN”	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 22, 2022, Haynes International, Inc. (the “Company”) held its annual meeting of stockholders. The following is a summary of the matters voted on at the meeting:

1.	The five nominees for director were elected to serve for a one-year term:

Nominee	For	Against/Withheld	Abstain	Non-Vote
Donald C Campion	11,001,882	546,475	601	308,396
Robert H Getz	10,847,028	701,329	601	308,396
Dawne S. Hickton	11,185,001	363,556	401	308,396
Michael L. Shor	11,349,977	198,480	501	308,396
Larry O. Spencer	11,155,438	392,919	601	308,396

2.	The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2022 was ratified by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
11,295,975	560,961	418

3.	Amendment No. 1 to the Haynes International, Inc. 2020 Incentive Compensation Plan was approved by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
10,863,569	673,373	12,016	308,396

4.	With regard to the advisory vote to approve the compensation of the Company’s Named Executive Officers, the stockholders voted for approval as follows:

For	Against/Withhold	Abstain	Non-Vote
11,136,172	400,666	12,120	308,396

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: February 24, 2022	By:	/s/ Janice W. Gunst
Janice Gunst
Vice President – General Counsel